As filed with the Securities and Exchange Commission on July 22, 2005.

                                              Registration No.:  333-_____
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             -----------------
                           GRUPO TELEVISA, S.A.
          (Exact name of Registrant as specified in its charter)

     UNITED MEXICAN STATES                                       NONE
 (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                         Identification No.)
                              ----------------
      AV. VASCO DE QUIROGA, NO. 2000                  DONALD J. PUGLISI
            COLONIA SANTA FE                       PUGLISI & ASSOCIATES
            01210 MEXICO, D.F.                      850 LIBERTY STREET,
                 MEXICO                                   SUITE 204
           (52) (555) 261-2000                           P.O. BOX 885
       (Address and telephone number of             NEWARK, DELAWARE 19715
           Registrant's principal                       (302) 738-6680
        executive offices) (Zip Code)            (Name, address and telephone
                                                 number of agent for service)

                             -----------------

                  GRUPO TELEVISA, S.A. STOCK PURCHASE PLAN
                          (Full Title of the Plan)

                             -----------------

                                 COPIES TO:

              KENNETH ROSH, ESQ.                 JUAN SEBASTIAN MIJARES ORTEGA
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP           GRUPO TELEVISA, S.A.
           ONE NEW YORK PLAZA                        AVENIDA VASCO DE QUIROGA,
        NEW YORK, NEW YORK 10004                            NO. 2000
              (212) 859-8000                            01210 MEXICO, D.F.
                                                             MEXICO
                                                      (52) (555) 261-2000
                             ------------------


                                               CALCULATION OF REGISTRATION FEE

===========================================================================================================================
      TITLE OF EACH CLASS OF                        AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE REGISTERED                      TO BE         OFFERING PRICE       AGGREGATE OFFERING     REGISTRATION
                                                  REGISTERED(1)    PER UNIT (2)              PRICE (2)              FEE
---------------------------------------------------------------------------------------------------------------------------
  Series A Shares, without par value (3)......    2,761,659,825       $66.08            $77,987,385.14         $9,179.12
  Series B Shares, without par value (3)......    2,430,260,646       $66.08            $68,628,898.93         $8,077.62
  Series D Shares, without par value (3)......    3,866,323,755       $66.08           $109,182,339.20        $12,850.76
  Series L Shares, without par value (3)......    3,866,323,755       $66.08           $109,182,339.20        $12,850.76
---------------------------------------------------------------------------------------------------------------------------
  Total.......................................   12,924,567,981                        $364,980,962.47        $42,958.26
===========================================================================================================================


(1)       This represents (i) the maximum aggregate projected amount of securities issuable under the Grupo Televisa,  S.A.
          Stock Purchase Plan through December 31, 2008 and (ii) such indeterminate amount of securities that may be issued pursuant  to the Grupo  Televisa,  S.A.  Stock  Purchase  Plan in the  event of a stock  dividend,  stock  split, recapitalization or other similar event.

(2)       Estimated  solely for the purpose of calculating the  registration fee pursuant to Rules 457(c) and (h) under the
          Securities  Act of 1933  (the  "Securities  Act"),  based  on the  average  of the  high  and low  prices  of the
          Registrant's  Global  Depositary  Shares  ("GDSs") on the New York Stock  Exchange on July 20, 2005. The proposed maximum  aggregate  offering  price was  determined  by (i) dividing the number of shares to be registered by the number of shares  per  Ordinary  Participation  Certificate  ("CPO"),  or 117,  (ii)  dividing  the result of the calculation  in clause  (i) by the  number of CPOs per GDS,  or 20,  then  (iii)  multiplying  the  result of the calculation in clause (ii) by $66.08.

(3)       CPOs, each representing financial interests in, and limited voting rights with respect to, 25 Series A Shares, 22
          Series B Shares, 35 Series D Shares and 35 Series L Shares issuable upon deposit of the Series A Shares, Series
          B  Shares,  Series D Shares  and  Series L  Shares  registered  hereby  have  been  registered  under a  separate registration  statement on Form F-6 (Registration No. 33-71810) and a separate registration statement on Form 8-A
          (Registration No.  001-12610).  GDSs evidenced by Global  Depositary  Receipts issuable upon deposit of such CPOs have also been registered under the same registration statement on Form F-6. Each GDS represents twenty CPOs.


===========================================================================================================================



                             TABLE OF CONTENTS

                                                                        PAGE

ITEM 1. PLAN INFORMATION...................................................3


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION........3


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE............................3


ITEM 4. DESCRIPTION OF SECURITIES..........................................4


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.............................4


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS..........................4


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED................................4


ITEM 8. EXHIBITS...........................................................4


ITEM 9. UNDERTAKINGS.......................................................5


                                   PART I

           INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS


ITEM 1.     PLAN INFORMATION.*


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * The documents containing information specified by Part I of this Registration Statement have been or will be delivered to participants in the Grupo Televisa, S.A. Stock Purchase Plan (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     In this Registration Statement, all references to "Televisa," "we," "us" and words of similar effect refer to Grupo Televisa, S.A., a sociedad anonima, or limited liability stock corporation, organized under the laws of Mexico, and its restricted and unrestricted consolidated subsidiaries, unless the context otherwise requires.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with, or submitted to, the SEC by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

     (a) our annual report on Form 20-F for the fiscal year ended December 31, 2004, dated June 13, 2005 (SEC File No. 001-12610); and

     (b) the descriptions of our GDSs, CPOs, Series A Shares, Series D Shares and Series L Shares contained in our Registration Statement on Form 8-A, dated November 23, 1993 (SEC File No. 001-12610), and any amendment or report filed for the purpose of updating such descriptions; and

     (c) the description of our Series B Shares contained in our Registration Statement on Form 8-A, dated July 23, 2004 (SEC File No. 001-12610), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan, as the case may be, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K filed during such period or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Shareholders' Meeting of Televisa has expressly resolved that Televisa will indemnify and hold harmless each of its directors against liabilities incurred in connection with the distribution of the securities registered under this Registration Statement. Televisa has also entered into indemnification agreements with certain of its officers and directors. These indemnification agreements require Televisa to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

     EXHIBIT NUMBER                  DESCRIPTION OF EXHIBITS
     --------------                  -----------------------

          4.1 -- English translation of Amended and Restated Bylaws (Estatutos Sociales) of the Registrant, dated as of April 16, 2004 (previously submitted to the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2003 and incorporated herein by reference).

          5.1 -- Opinion of Mijares, Angoitia, Cortes y Fuentes, S.C. as to the legality of the CPOs, the Series A Shares, the Series L Shares, Series D Shares and the Series B Shares underlying such CPOs.

          23.1 --        Consents of PriceWaterhouseCoopers.

          23.2 -- Consent of Mijares, Angoitia, Cortes y Fuentes, S.C. (included in Exhibit 5.1).

          23.3 --        Consent of  Ernst & Young LLP.

          24.1 -- Power of Attorney as included in the signature pages to this Registration Statement.

ITEM 9.     UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

            (1)   To file,  during any period in which  offers or sales are
                  being   made,   a   post-effective   amendment   to  this
                  Registration Statement:

                  (i)  To  include  any  prospectus   required  by  Section
                       10(a)(3) of the Securities Act;

                  (ii) To  reflect  in the  prospectus  any facts or events
                       arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to
                       the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
             Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
             Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on July 22, 2005.



                                  GRUPO TELEVISA, S.A.



                                   By:   /s/ Rafael Carabias Principe
                                         --------------------------------
                                         Name:   Rafael Carabias Principe
                                         Title:  Vice President of
                                                 Administration


                                   By:   /s/ Jorge Lutteroth Echegoyen
                                         --------------------------------
                                         Name:   Jorge Lutteroth Echegoyen
                                         Title:  Controller and Vice President



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emilio Azcarraga Jean, Alfonso de Angoitia Noriega, Salvi Folch Viadero, Julio Barba Hurtado, Jorge Lutteroth Echegoyen, Juan Sebastian Mijares Ortega, Joaquin Balcarcel Santa Cruz, Rafael Carabias Principe, Guadalupe Phillips Margain, and Guillermo Nava Gomez-Tagle and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:


             SIGNATURE                              TITLE
   /s/ Emilio Azcarraga Jean
   ---------------------------------      Director, Chairman of the Board
   Emilio Azcarraga Jean                  President, and Chief Executive Officer

   /s/ Maria Asuncion Aramburuzabala      Director and Vice Chairwoman of the Board
       Larregui
   ---------------------------------
   Maria Asuncion Aramburuzabala
   Larregui

   ---------------------------------      Director and Executive Vice President
   Alfonso de Angoitia Noriega

   /s/ Pedro Aspe Armella
   ---------------------------------      Director
   Pedro Aspe Armella

   /s/ Julio Barba Hurtado
   ---------------------------------      Director
   Julio Barba Hurtado

   /s/ Jose Antonio Baston Patino
   ---------------------------------      Director
   Jose Antonio Baston Patino

   ---------------------------------      Director
   Alberto Bailleres Gonzalez

   ---------------------------------      Director
   Manuel Jorge Cutillas Covani

   ---------------------------------      Director
   Carlos Fernandez Gonzalez

   /s/ Salvi Folch Viadero
   ---------------------------------      Chief Financial Officer
   Salvi Folch Viadero

   /s/ Bernardo Gomez Martinez
   ---------------------------------      Director
   Bernardo Gomez Martinez


   /s/ Claudio X. Gonzalez Laporte
   ---------------------------------      Director
   Claudio X. Gonzalez Laporte

   ---------------------------------      Director
   Roberto Hernandez Ramirez

   /s/ Enrique Krauze Kleinbort
   ---------------------------------      Director
   Enrique Krauze Kleinbort

   ---------------------------------      Director
   German Larrea Mota Velasco

   /s/ Jorge Lutteroth Echegoyen
   ---------------------------------      Controller
   Jorge Lutteroth Echegoyen

   /s/ Gilberto Perezalonso Cifuentes
   ---------------------------------      Director
   Gilberto Perezalonso Cifuentes

   /s/ Alejandro Quintero Iniguez
   ---------------------------------      Director
   Alejandro Quintero Iniguez

   /s/ Fernando Senderos Mestre
   ---------------------------------      Director
   Fernando Senderos Mestre

   /s/ Enrique F. Senior Hernandez
   ---------------------------------      Director
   Enrique F. Senior Hernandez

   /s/ Carlos Slim Domit
   ---------------------------------      Director
   Carlos Slim Domit

   ---------------------------------      Director
   Lorenzo H. Zambrano Trevino


                   SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Grupo Televisa, S.A., has signed this Registration Statement on Form S-8 in the City of Newark, State of Delaware on July 22, 2005.


                   SIGNATURE                          TITLE

        /s/ Donald J. Puglisi
        ------------------------     Authorized  Representative in the United
        Donald J. Puglisi            States